                                                                    EXHIBIT 3(b)

                                SELLING AGREEMENT

THIS AGREEMENT is made among Travelers Insurance Company ("TIC"), Travelers Life and Annuity Company ("TLAC"), (collectively the "Insurance Companies") and CFBDS,Inc. (Underwriter) _______________________("Broker/Dealer"), together with its affiliated insurance agencies (collectively the "Selling Entities") as are specified on the Schedule Pages attached to this agreement as Exhibit 1 (the "Schedule Pages").

In consideration of the mutual promises contained in this agreement, the parties agree as follows:

1. Purpose and Background. The Underwriter, the Insurance Companies, Broker/Dealer and Selling Entities enter into this agreement for the purpose of authorizing Broker/Dealer, through certain of its insurance licensed agents to solicit applications for such life insurance (including variable life), annuity contracts (including fixed, variable, and modified guaranteed annuity products), long term care insurance contracts and such other insurance products as shall be mutually agreed upon (collectively the "Insurance Policies") as are listed on the Schedule Pages. The Schedules Page may be amended from time to time to add other Insurance Policies and to note any additional insurance agency affiliates.

2. Licensing and Appointment. The Insurance Companies have each respectively appointed Underwriter to serve as the distributor and principal underwriter of the variable life or variable annuity Insurance Policies. The Underwriter is registered with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and all appropriate state securities regulatory authorities as a broker/dealer.

The Underwriter hereby appoints the Broker/Dealer to distribute the variable Insurance Policies listed on the Schedule Pages through its registered representatives ("Registered Representatives").

3. Securities Licensing/NASD Compliance. Broker/Dealer shall at all times when performing its functions under this agreement, be registered as a securities broker with the SEC and NASD and licensed or registered as a securities broker/dealer in the states and other local jurisdictions that require such licensing or registration in connection with sales of variable products.

Broker/Dealer agrees to abide by all applicable state and federal rules and regulations promulgated thereunder. For the purpose of compliance with any such laws or regulations, Broker/Dealer acknowledges and agrees that in performing Broker/Dealer services covered by this Agreement, it is acting in the capacity of an independent broker and dealer as defined by the By-Laws of the NASD and not as an agent or employee of either Underwriter or any registered investment company.

4. Insurance Licensing. Broker/Dealer (and if appropriate Insurance Selling Entities) agree that at all times when performing its functions under this agreement, the entity soliciting sales of the Insurance Policies will be validly licensed as an insurance agency in the states and other jurisdictions that require such licensing or registration in connection with sales or solicitation of the Insurance Policies. If applicable, Broker/Dealer represents that it or its insurance agency affiliate is properly authorized under applicable state law to receive insurance commissions generated from sales of the Insurance Policies.

Broker/Dealer and Selling Entities each represent that they will engage in the solicitation and sale of Insurance Policies in accordance with applicable insurance and securities laws and regulations.

Broker/Dealer represents and warrants that it is authorized and licensed as an agent under applicable state insurance laws to solicit, negotiate and effect the contracts of insurance contemplated hereunder. In the event Broker/Dealer is not licensed as such, an insurance agency affiliated with Broker/Dealer shall be licensed as an agent under applicable state insurance laws to solicit, negotiate and effect the contracts of insurance contemplated hereunder.

5. Appointment of Broker/Dealer. The Insurance Companies (and with respect to any variable life insurance or annuity product, Underwriter) hereby authorize the Broker/Dealer to sell those Insurance Policies listed on the Schedule Page, as such page may be amended from time to time, including the variable Insurance Policies through its validly appointed and licensed registered representatives (the "Registered Representatives"). Broker/Dealer is also appointed to perform certain administrative services necessary to facilitate the solicitation and sales of the Insurance Policies.

Broker/Dealer or, if applicable, Selling Entities, each are appointed general agencies of Insurance Companies and each is authorized to sell the Insurance Policies listed on the Schedule Pages.

Pursuant to the appointments described in this Section 5, Broker/Dealer and Selling Entities must comply with the following requirements:

           (a) All securities services provided in connection with the sale of insurance securities will be through registered representatives of Broker/Dealer;

           (b) Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in insurance securities or the provision of securities advice;

           (c) Broker/Dealer will maintain books and records relating to transactions in insurance securities at its home office;

           (d) Customers purchasing variable Insurance Policies will make their checks payable to Insurance Companies;

For the purpose of compliance with any applicable state insurance laws or regulations promulgated under them, Broker/Dealer acknowledges and agrees that solely in performing the insurance-selling functions reflected by this Agreement, it or its Registered Representative is acting as the agent of the Insurance Companies, and in that capacity is authorized only to solicit applications from the public for the Insurance Policies.

6. Responsibility for Registered Representatives Activities. Broker/Dealer will select and supervise persons whom it will train to solicit applications for the Insurance Policies in conformance with applicable state and federal laws and regulations. Persons engaged in the sale of variable Insurance Policies will be registered representatives of Broker/Dealer in accordance with the rules of the NASD. All individuals soliciting sales of Insurance Policies will be properly licensed and appointed to the Insurance Companies in accordance with the state insurance laws of those jurisdictions in which the Insurance Policies may lawfully be distributed.

The Insurance Companies shall have authority to determine whether to appoint or terminate each Registered Representative as an insurance agent of the Insurance Companies. Broker/Dealer agrees to cooperate in supplying information or making recommendations necessary to complete such insurance agent appointments.

In jurisdictions which require that Insurance Companies perform background information prior to appointment, Broker/Dealer agrees to provide such information as may be necessary to perform such review, including but not limited to obtaining permission from each Registered Representative who seeks such appointment.

Upon request by Insurance Companies, Broker/Dealer and/or any such Selling Entities shall furnish such appropriate records as may be necessary to establish supervision of its Registered Representatives in connection with sales of the Insurance Policies. Upon Insurance Companies' review of such supervisory materials, Broker/Dealer shall make such changes to its registered representatives' rules of conduct as Insurance Companies may reasonably request but only to the extent that such requests relate to sales of the Insurance Policies.

Broker/Dealer shall notify Insurance Companies if any Registered Representative ceases to be a registered representative of Broker/Dealer or ceases to maintain the proper licensing required for the sale of the Insurance Policies or fails to meet material rules and standards imposed by either Broker/Dealer or the Selling Entities.

If Registered Representative or Broker/Dealer agrees to deliver on behalf of Insurance Company policies, annual reports, policy statements, billing notices, miscellaneous reports of policy values and other pertinent information, or other materials relating to the

Policy that the Broker/Dealer warrants it will deliver such documents on a timely basis. Broker/Dealer will be responsible for complying with all applicable insurance laws concerning the fulfillment of such delivery obligations.

7. Suitability of Sales of Contract. With regard to variable insurance policies, Broker/Dealer will review all contract and policy applications for suitability, completeness, and correctness as to form. Broker/Dealer shall also be responsible for ensuring compliance with NASD suitability rules and standards applicable to purchases of the Insurance Policies. Broker/Dealer is also responsible for ensuring that all sales are in compliance with applicable state insurance laws and regulations.

Broker/Dealer will promptly, but in no case later than the end of the business day that Broker/Dealer receives applications and payment, forward to the applicable Insurance Company, at addresses provided, all such applications found suitable and in good form, together with any payments received with such applications. Broker/Dealer will immediately return to the applicant all applications deemed by Broker/Dealer to be unsuitable or not complete and correct as to form together with any payments received. The Insurance Companies reserve the right to reject any Insurance Product application and return any payment made in connection with an application which is rejected. Insurance Policies issued will be forwarded to Broker/Dealer or at the direction of Broker/Dealer to the Registered Representative for delivery to the Contract Owner. Broker/Dealer shall obtain and retain a written receipt for each Contract which Broker/Dealer delivers.

The parties acknowledge that sales and solicitations may, where consistent with state insurance laws and regulations, be conducted either without an application, or on a basis where an application is submitted subsequent to a sale. If such sales procedures are permitted, Broker/Dealer agrees that it will continue to be responsible for compliance with applicable laws concerning, among other things, suitability and policy delivery requirements. Broker/Dealer agrees to hold Underwriter harmless for any failure to follow such rules or regulations.

8. Solicitation/Representatives Concerning the Contracts. Broker/Dealer will perform the selling functions required by this Agreement in accordance with the terms and conditions of any applicable prospectus(es). With regard to non-variable insurance policies, selling entity shall make no representations concerning such policies not contained in the contract. Broker/Dealer will make only representations included in the prospectus or in any authorized supplemental material. No sales solicitations, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by appropriate and then-current prospectus(es).

Any material prepared or used by Broker/Dealer or its Registered Representative, which describes in whole or in part or refers by name or form to any of the Insurance Companies' Insurance Policies or underlying funds or uses the name of the Insurance

Companies, Underwriter, or Travelers Group Inc., or the logos or service marks of any of them, or the name, logos or service marks of any "Affiliated Company" of any of them, as that term is defined in Section 2(a)(2) of the Investment Company Act of 1940, must be approved by Underwriter in writing prior to any such use.

Broker/Dealer and Selling Entities acknowledge that information pertaining to Underwriter and Insurance Companies is proprietary in nature. Selling Entities agree that they will not disclose any information concerning Insurance Companies or Underwriter's products, services or programs to any person for consideration or otherwise unless Broker/Dealer and/or Selling Entities consent to such use in writing. Broker/Dealer and Selling Entities agree that, following the termination of this Agreement for any reason, they will not enter into any plan, program scheme or course of action which would systematically attempt to induce any Contract owner(s) away from Travelers, except that Broker Dealer may always recommend a move to another company's product if such move would be more suitable than Traveler's product for a particular client or clients or in the event of a detrimental change in the financial stability of Travelers which Broker Dealer believes would jeopardize their clients.

9. Use of Confidential Customer Information. The parties to this agreement agree to safeguard customer information provided by contract owners during the application and underwriting process. Specifically, the parties understand that the Insurance Companies provide a "Privacy Promise" substantially in the form attached hereto as Exhibit 2 as amended from time to time as may be required by applicable law. The parties agree to cooperate with each other to meet the terms of this Privacy Promise.

10. Compensation. Compensation payable to Broker/Dealer on sales of the Variable Insurance Policies sold by Registered Representatives will be paid to Broker/Dealer, or as necessary to meet any legal requirements, to a licensed insurance affiliate, in accordance with the compensation schedule(s) set forth on the Schedule Pages. Such Schedule Pages may be amended from time to time and compensation will be paid in accordance with the compensation schedule in effect at the time the premium payments are received by the applicable Insurance Company (in the case of annuities) or at the time the applications are received (in the case of life insurance). The Insurance Companies reserve the privilege of revising the compensation schedules set forth in the Schedule Pages at any time with prior written notice to Broker/Dealer. Submission of business following receipt of such notice shall operate to ratify acceptance of such amendment.

11. Assignment of Agreement. This Agreement may not be assigned except by mutual consent and will continue, subject to the termination by any party on written notice to the other party, except that in the event Broker/Dealer ceases to be a registered Broker/Dealer or a member of the NASD, this Agreement will immediately terminate. Underwriter reserves the right to designate, at its sole discretion, an alternative Principal Underwriter for the distribution of the Contracts covered by this Agreement with prior written notice to Broker/Dealer except in the event that TIC replaces Underwriter as discussed below.

The parties understand that if TIC replaces Underwriter any such substituted party will automatically assume all of Underwriter's rights and duties under this agreement. TIC may assume such functions itself, or assign these to affiliated, properly licensed broker-dealers. TIC will notify Broker/Dealer if any such substitution occurs.

12. Indemnification. No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and indemnify the (1) Registered Investment Companies which are used to fund the Contracts, (2) Insurance Companies, (3) Underwriter, (4) Broker/Dealer, and (5) Selling Entities, as appropriate, for any loss or expense suffered as a result of the violation or noncompliance by any party to this agreement of any of the terms of this agreement or of any applicable law or regulation. No party nor any of its employees or agents will be liable to the other party for any direct, special or consequential damages arising out of or in connection with the performance of any services pursuant to the Agreement. Each party to this agreement agrees to indemnify and hold harmless any other affected party for any losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based on any untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statements made not misleading in the connection with the solicitation, sale, or administration of the of the Insurance Policies.

13. Notices. All notices to the Insurance Companies or Underwriter relating to this Agreement should be sent to the attention of :

                         Travelers Life & Annuity
                         One Tower Square
                         Hartford, CT 06183-6091
                         Attention:  General Counsel

    All notices to Broker/Dealer will be duly given if mailed or faxed to the address provided to Insurance Companies by Broker/Dealer from time to time.

14. Independent Contractors. Underwriter and Insurance Companies are independent contractors with respect to Broker/Dealer, Selling Entities, and to Registered Representatives.

15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Connecticut.

16. Amendment of Agreement. Insurance Companies reserve the right to amend this Agreement at any time, and the submission of an application by Broker/Dealer after notice of any such amendment has been sent to the other parties shall constitute the other parties' agreement to any such amendment. Following provision of notice of a change in compensation schedules, submission of additional business shall operate to ratify acceptance of such schedules.

17. Termination. This Agreement may be terminated, without cause, by any party upon thirty (30) days' prior written notice, and may be terminated, for failure to perform satisfactorily or other cause, by any party immediately; and shall be terminated if Broker/Dealer shall cease to be a registered Broker/Dealer under the Securities Exchange Act of 1934, as amended, or a member of the NASD. Notwithstanding, the following sections shall survive any such termination:
Sections 3, 6, 8, 9, 10, 12, 15, 18, 19, and 20.

18. Waiver Upon Termination. Failure of any party to terminate this Agreement for any of the causes set forth in this agreement will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

19. Books and Records. Broker/Dealer shall maintain all books and records required by applicable laws and regulations in connection with the offer and sale of the Insurance Policies. The books, accounts and records of Broker/Dealer relating to the sale of the Insurance Policies shall be maintained so as to clearly and accurately disclose the nature and details of all transactions. Underwriter and Insurance Companies reserve the right to request reasonable periodic inspection of such books and records as relate to the sale and solicitation of the Insurance Products.

20. Cooperation with Regulatory Investigations. Broker/Dealer, Selling Entities and Insurance Companies and Insurance Companies agree to cooperate fully in any insurance, securities or other regulatory investigation, inquiry, inspection, or proceeding or in any judicial proceeding arising in connection with the Insurance Policies. Broker/Dealer and Insurance Compaines shall cooperate with each other to resolve any customer complaint, and each agrees to promptly notify the other upon receipt of notice of any investigation, claim, or proceeding involving the Insurance Policies or any situation which would materially affect the respective party's ability to perform its obligations hereunder. Each of the parties to this agreement agrees that it will promptly notify the other parties of any material claim of which it becomes aware involving the sale or solicitation of the Insurance Policies.

21. Fidelity Bond. Broker/Dealer represents that all of its directors, officers, employees and Registered Representatives are and shall be continuously covered by a blanket fidelity bond, covering for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer's expense and shall be, at least, of the form, type and amount required under the NASD Conduct Rules.

22. Counterparts. This Agreement may be executed in one or more counterpart, each of which shall be deemed in all respects an original.

In reliance on the representations set forth and in consideration of the undertakings described herein, the parties represented below do hereby contract and agree. This agreement is effective, _______________


Travelers Insurance Company               The Travelers Life & Annuity
                                          Company

By: ____________________________                By:  ______________________
Name:___________________________                Name:  ____________________
Title: _________________________                Title:  ___________________

Date: __________________________                Date: _____________________



CFBDS, Inc                                      ___________________________
                                                Broker Dealer


By:_____________________________                By:  ______________________
Name:___________________________                Name:  ____________________

Title:__________________________                Title:  ___________________

Date:___________________________                Date: _____________________



________________________________                __________________________
Insurance Agency                                Insurance Agency


By:_____________________________                By:  ______________________
Name:___________________________                Name:  ____________________
Title:__________________________                Title:  ___________________

Date: __________________________                Date:  ____________________

________________________________                ___________________________
Insurance Agency                                Insurance Agency

By: ____________________________                By:  ______________________
Name:___________________________                Name:  ____________________
Title:__________________________                Title:  ___________________

Date: __________________________                Date:  ____________________


                                    EXHIBIT 1

                         SELLING AGREEMENT SCHEDULE PAGE

Broker/Dealer and Selling Entities are authorized to solicit applications for the life insurance policies, annuity contracts, long term care contracts, and the other insurance products listed below

I.    Life Insurance

                Travelers Corporate Variable Life
                Travelers Corporate Variable Life 2000

All products described herein are subject to state availability. Compensation Schedules for each product described above are listed on the following pages. Consistent with the terms of the Selling Agreement, Compensation Schedules may be changed at any time.

Payment of compensation for any product is subject to the following conditions and limitations, in addition to any applicable provision of the Selling Agreement.

1.  CHARGEBACKS OF COMMISSIONS.

    A. If the Insurance Companies return all or a portion of a premium paid with respect to an Insurance Product, Broker/Dealer shall be obligated to refund to Insurance Companies applicable commissions on the amount of such premium only where:

             (i) consistent with the Selling Agreement, the Insurance Product solicited is returned as not taken under the policy "free look" provisions;

             (ii) premiums are refunded due to overpayments, errors in billing or in the timing of automatic premium collection deductions, or errors resulting in policy reissue;

             (iii) the check delivered in payment of any contract premium does not clear and the premium collection deductions, or errors resulting in policy reissue;

             (iv) the Insurance policy on which commission payments were made is terminated or premium is refunded because the Registered Representative(s) or Broker-Dealer who sold the Insurance Policy committed an act, error or omission which materially contributed to the termination of the Insurance Policy or the need to return premium;

             (v)       the issuing Insurance Company rejects the application;

             (vi) a judicial or regulatory authority directs the issuing Insurance Company to return premium payments without assessment of a surrender charge;

             (vii) the applicant's initial premium on a 1035 exchange is returned because the expected rollover amount from another policy or contract is not transferred due to the exchange not meeting the legal requirements to qualify for a tax-free exchange;

             (viii) the issuing Insurance Company returns unearned premium on a life insurance contract as required by the provisions of the policy;

             (ix) the issuing Insurance Company determines that it has a legal liability to return premiums on a life insurance contract within the first year after the Insurance Product is issued; or

             (x) the issuing Insurance Company and Broker/Dealer mutually agree to return all or a portion of a premium with respect to a particular contract or policy.

             (xi) the Insurance Policy is surrendered within 90 days from the date of issuance. In any case, Broker/Dealer and/or Insurance Companies may offset amounts paid in commission on surrendered policies from future sales.

    B. The chargeback for Travelers Corporate Variable Life is as follows:

       If the policy is surrendered after 90 days, but within the first two policy years and the policy belonged to a case, the Broker/Dealer shall be obligated to refund to the underwriter the following amounts:

             (i) If the surrender is within the first policy year, 6% of first year premium up to target premium plus 2% on all first year premium in excess of target premium plus any bonus amount associated with the policy.

             (ii) If the surrender is after the first policy year, but before completion of the second, 3% of first year premium up to target premium plus 1% on all first year premium in excess of target premium plus 50% of any bonus associated with the policy.

    C. The chargeback schedule for Travelers Corporate Variable Life 2000 is as follows:

       If the policy is surrendered after 90 days, but within the first two policy years and the policy belonged to a case, the Broker/Dealer shall be obligated to refund to the underwriter the following amounts:

       (i) If the surrender is within the first policy year, 15% of first year premium up to target premium plus 3.5% on all first year premium in excess of target premium.

       (ii) If the surrender is after the first policy year, but before completion of the second, 7% of cumulative target premiums plus 3.5% on cumulative premium in excess of cumulative target premium.

       (iii) If the surrender is after the second policy year, but before completion of the third policy year, 3.5% of cumulative target premiums plus 2.5% on cumulative premiums in excess of cumulative target premiums.

    D. If the policy is surrendered within the first five policy years and the policy does not belong to a case, the Broker/Dealer shall be obligated to refund to the underwriter the following amounts:

       Year of Surrender              % of First Year Compensation Refunded
       -----------------              -------------------------------------
              1                                      100
              2                                       80
              3                                       60
              4                                       40
              5                                       20

       The Insurance Company may offset amounts paid in commission on surrendered policies from future sales.

       A case is defined as a group of policies sold together to a corporation for purposes of funding non-qualified benefits, etc.

2. FREE LOOK PROVISION. If any Contract or Policy is redeemed at any time or if within forth-five (45) days after confirmation by the Insurance Companies of any premium payments credited to a Contract or Policy, that Contract is tendered for full or partial surrender, or the life at risk thereunder dies, then, at the option of the Insurance Companies, no commission will be payable with respect to such premium payments and any commission previously paid for said premium payments must be refunded to the applicable Insurance Company or Underwriter as directed by Underwriter. Insurance Companies agrees to notify Broker/Dealer with ten (10) business days after the request for repurchase or redemption, or notification of death of the life at risk is received by the applicable Insurance Company.

3. REBATING. If Broker/Dealer or any Registered Representative of Broker/Dealer rebates or offers to rebate all or any part of a premium on an Insurance Policy issued by the Insurance Companies in violation of applicable state insurance laws or regulations, or if Broker/Dealer or any Registered Representative of Broker/Dealer shall withhold any premium on an Insurance Policy issued by the Insurance Companies, the same may be grounds for termination of this Agreement by Insurance Companies. If Broker/Dealer induces or attempts to induce any Policy or Contract Owner to relinquish an Insurance Policy except under circumstances where there is reasonable grounds for believing the policy, contract or certificate is not suitable for such person, Broker-Dealers right to receive any compensation under this agreement shall cease and terminate.

                            COMMISSION SCHEDULES FOR
                             LIFE INSURANCE PRODUCTS
                                       A2

This Schedule is attached to and is made a part of the Agreement. It is subject to the terms and conditions contained in the Agreement.

Pursuant to the Agreement, the Insurance Companies may terminate or amend this Schedule at their sole discretion. If any such changes are made, we will notify you.

The compensation arrangements described below shall govern commission payouts. Commissions based on premium will be calculated only on premiums actually received in good order by the Insurance Companies. Commissions will be paid only on an as-earned basis. Commissions will be paid to Broker/Dealer unless state insurance laws require that commission payments be made to an insurance agency.

1. We will pay commissions and allowances on premiums paid for additional benefits or increases in benefits of any kind at the same rate as is being allowed at the time of addition, or increase for the premiums of the policies to which they are added. We will not pay compensation: on premiums for a policy which is a conversion of employee Special Protection Plan, Employee Life Insurance-Plan 1 or group life insurance; on extra premiums for a policy which are charged due to temporary flat substandard rating because of physical impairments; or on premiums of a policy which are waived under any provision of such policy.

2. If you convert one of our term policies to a different form, we will pay compensation in accordance with our rules applying to such policies at the time of conversion.

3. Where, in our judgment, a policy replaces a policy previously issued by us on the same policyholder (other than as a term conversion), the commission payable for the first year of insurance on the new policy will be adjusted in accordance with our procedures in effect at the time of such replacement.

4. Compensation on all universal life policies which would otherwise be payable, will not be paid on remittances received for policies following a partial withdrawal until the sum of such remittances equals the amount of the withdrawal at which time we will pay compensation on subsequent remittances.

5. While recognizing the opportunity for flexibility in policyholder service options inherent to universal life forms of insurance, evidence of manipulation by any Registered Representative of universal life policies, contributions, loans, surrenders or replacements, not deemed by us to be in the best interest of then policyholder or us shall cause divestiture of your rights to continuing compensation and termination of this contract.

6. If we return the premiums on a policy or any portion of such premiums for any cause, Broker/Dealer will refund to us on demand, the amount of compensation you received on such returned premiums.

7. Initial compensation payable under this Schedule will be payable at the time of the receipt and acceptance of premium by the Insurance Companies. The amount, if any, and the time of payment of compensation on replacements, changes, exchanges, term renewals, premium payments paid in advance, or similar policy issuance situations shall be governed by the Insurance Companies' underwriting and administrative rules then in effect.

8. As used in the attached compensation schedules, the following definitions apply:

           "TARGET PREMIUM" means the premium paid to Travelers Corporate Variable Universal Life that receives new commission rates in the first year and renewal commission rates in the renewal years.

           "TAMRA PREMIUM" means the paid premium level in any year above which will receive a reduced excess commission rate for Travelers Corporate Variable Universal Life.

           "EXCESS PREMIUM" means the premium paid to Travelers Corporate Variable Universal Life that is above the target premium in any year.

           "PRODUCTION LEVEL" is measured by the amount of premiums paid to a maximum of the 7-Pay premium associated with the full initial death benefit for business issued and paid in 1999-2000.

            COMMISSION SCHEDULE FOR TRAVELERS CORPORATE VARIABLE LIFE

------------------------------------------------------------------------------------------------------------------------
                                                                  Excess Up To        Excess Above      Commission on
    New Target             Renewal Years       Renewal Years     TAMRA Premium       TAMRA Premium      Assets Years 8-
     Premium                    2-4                 5-7             Years 1-7          Years 1-7              20
------------------------------------------------------------------------------------------------------------------------
           15%                   10%                4.5%              3.5%                2%                 0.20%
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Bonus Production
Level
------------------------------------------------------------------------------------------------------------------------
0-4,999,999       0%
------------------------------------------------------------------------------------------------------------------------
5,000,000-
9,999,999         2%
------------------------------------------------------------------------------------------------------------------------
10,000,000-
24,999,999        3%
------------------------------------------------------------------------------------------------------------------------
25,000,000-
49,999,999        5%
------------------------------------------------------------------------------------------------------------------------
50,000,000+       6%
------------------------------------------------------------------------------------------------------------------------


Commission paid on all premiums years 8+:  0%

Bonus commission will be retroactive to the first dollar of paid target premium only. Production levels will be measured from 1999 through 2000 year end for the purposes of qualifying for a bonus.

         COMMISSION SCHEDULE FOR TRAVELERS CORPORATE VARIABLE LIFE 2000

----------------------------------------------------------------------------------------------------------------------------
                                                               Excess      Commission on    Commission on     Commission on
                                   Renewal       Renewal      Premium         Assets            Assets           Assets
       New Target Premium          Yrs. 2-4     Yrs. 5-7      Yrs. 1-7       Yrs. 8-15        Yrs. 16-25        Yrs. 26+
----------------------------------------------------------------------------------------------------------------------------
              18%                    10%          4.5%          3.5%           0.20%            0.10%             0.05%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Bonus Production Level
----------------------------------------------------------------------------------------------------------------------------
0-9,999,999           0%
----------------------------------------------------------------------------------------------------------------------------
10,000,000+           3%
----------------------------------------------------------------------------------------------------------------------------


Bonus commission will be retroactive to the first dollar of paid target premium only. Production levels will be measured on a calendar year for the purposes of qualifying for the bonus.

Pursuant to Section 16 of your Selling Agreement dated _______________, 1999, the Selling Agreement is hereby amended to authorize you to sell Travelers Corporate Variable Life 2000 . Compensation payable for sales of Travelers Corporate Variable Life 2000 will be as follows:

--------------------------------------------------------------------------------------------------------------------------
                                                               Excess     Commission on  Commission on    Commission on
                                   Renewal       Renewal      Premium        Assets          Assets          Assets
       New Target Premium          Yrs. 2-4     Yrs. 5-7      Yrs. 1-7      Yrs. 8-15      Yrs. 16-25       Yrs. 26+
--------------------------------------------------------------------------------------------------------------------------
              18%                    10%          4.5%          3.5%          0.20%          0.10%            0.05%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Bonus Production Level
--------------------------------------------------------------------------------------------------------------------------
0-9,999,999           0%
--------------------------------------------------------------------------------------------------------------------------
10,000,000+           3%
--------------------------------------------------------------------------------------------------------------------------


Bonus commission will be retroactive to the first dollar of paid target premium only. Production levels will be measured on a calendar year for the purpose of qualifying for the bonus. Commission will be paid consistent with applicable law.

Chargebacks of Commissions:


A. If the Insurance Companies return all or a portion of a premium paid with respect to an Insurance Product, Broker/Dealer shall be obligated to refund to Insurance Companies applicable commissions on the amount of such premium only where:

       (i)       consistent with the Selling Agreement, the Insurance
                 Product solicited is returned as not taken under the policy
                 "free look" provisions;

       (ii) premiums are refunded due to overpayments, errors in billing or in the timing of automatic premium collection deductions, or errors resulting in policy reissue;

       (iii) the check delivered in payment of any contract premium does not clear and the premium collection deductions, or errors resulting in policy reissue;

       (iv) the Insurance policy on which commission payments were made is terminated or premium is refunded because the Registered
                 Representative(s) or Broker-Dealer who sold the Insurance
                 Policy committed an act, error or omission which materially contributed to the termination of the Insurance Policy or the need to return premium;

       (v)       the issuing Insurance Company rejects the application;

       (vi)      a judicial or regulatory authority directs the issuing
                 Insurance Company to return premium payments without assessment of a surrender charge;

       (vii) the applicant's initial premium on a 1035 exchange is returned because the expected rollover amount from another policy or contract is not transferred due to the exchange not meeting the legal requirements to qualify for a tax-free exchange;

       (viii) the issuing Insurance Company returns unearned premium on a life insurance contract as required by the provisions of the policy;

       (ix) the issuing Insurance Company determines that it has a legal liability to return premiums on a life insurance contract within the first year after the Insurance Product is issued; or

       (x) the issuing Insurance Company and Broker/Dealer mutually agree to return all or a portion of a premium with respect to a particular contract or policy;

       (xi) the Insurance Policy is surrendered within 90 days from the date of issuance. In any case, Broker/Dealer and/or
                 Insurance Companies may offset amounts paid in commission on surrendered policies from future sales.

The chargeback schedule for Travelers Corporate Variable Life 2000 is as follows:

If the policy is surrendered after 90 days, but within the first three policy years and the policy belonged to a case, the Broker/Dealer shall be obligated to refund to the underwriter the following amounts:

           (i) If the surrender is within the first policy year, 15% of first year premium up to target premium plus 3.5% on all first year premium in excess of target premium.

           (ii) If the surrender is after the first policy year, but before completion of the second, 7% of cumulative target premiums plus 3.5% on cumulative premium in excess of cumulative target premium.

           (iii) If the surrender is after the second policy year, but before completion of the third policy year, 3.5% of cumulative target premiums plus 2.5% on cumulative premiums in excess of cumulative target premiums.

Chargeback for a policy that does not belong to a case will be the same as that for Travelers Corporate Variable Life.

As noted in Section 16 of the Selling Agreement, submission of applications for Travelers Corporate Variable Life 2000 ratifies your consent to this Amendment.

The Travelers Insurance Company
The Travelers Life & Annuity Company

-------------------------------
Stephen A. Miller
Vice President

#805